Relieving Pain….Improving Lives Issuer Free Writing Prospectus Filed Pursuant to Rule 433 Registration No. 333-191879 February 13, 2014

Special Note Regarding Forward Looking
Statements

This presentation includes forward-looking statements within the meaning of the federal securities laws.  These statements, among other things, relate to our business strategy, goals and expectations concerning our product candidates, future operations, prospects, plans and objectives of management.  The words "anticipate",
"believe", "could", "estimate", "expect", "intend", "may", "plan", "predict", "project",
"will" and similar terms and phrases are used to identify forward-looking statements in this presentation.  Our operations involve risks and uncertainties, many of which are outside our control, and any one of which, or a combination of which, could materially affect our results of operations and whether the forward-looking statements ultimately prove to be correct.  We have described these risks in our Registration Statement on
Form S-1, as amended, filed with the Securities and Exchange Commission.  Before you purchase any of our securities, you should read the Registration Statement to obtain more complete information about our operations and business and the risks and uncertainties that we face in implementing our business plan.  We assume no obligation to update any forward-looking statements except as required by applicable law.

Free Writing Prospectus Statement

This presentation highlights basic information about us and the offering.  Because it is a summary, it does not contain all of the information that you should consider before investing.
We have filed a registration statement (including a preliminary prospectus) with the
SEC for the offering to which this presentation relates.  The registration statement has not yet become effective.  Before you invest, you should read the preliminary prospectus in the registration statement (including the risk factors described therein)
and other documents we have filed with the SEC for more complete information about us and the offering.
You may get these documents for free by visiting EDGAR on the SEC Website at
http://www.sec.gov.  The preliminary prospectus, dated February 12, 2014, is available on the SEC Website at http://www.sec.gov.  Alternatively, we or any underwriter participating in the offering will arrange to send you the prospectus if you contact Aegis Capital Corp, Prospectus Department, 810 Seventh Avenue, 18th Floor,
New York, NY 10019, telephone: 212-813-1010, e-mail: prospectus@aegiscap.com.

Offering Summary
Issuer: Recro Pharma, Inc.
Exchange / Ticker: NASDAQ Capital Market / REPH
Shares Offered: 2,545,455 (100% primary)
Over-Allotment 15% or 381,818 (100% primary)
Price Range: $10.00 - $12.00 per share
Use of Proceeds: Phase IIb and Phase III pivotal clinical trials, preclinical studies and safety trials, manufacturing work and working capital and general corporate purposes
Sole Book-Runner: Aegis Capital Corp
Co-Manager: Brean Capital

Investment Highlights
•
Dex-IN – intranasal, non-opioid in Phase II for post-
operative pain, a significant market opportunity
•
Multiple clinical studies demonstrate analgesic
effect, fast onset of action and well tolerated
•
Multiple clinical and regulatory milestones over next
few years
•
Expect to file 505(b)(2) NDA shortly after completion
of Phase III
•
Experienced team with significant development,
regulatory and commercial experience

Experienced Management and Board

• Gerri Henwood
– President and CEO
Founded Auxilium Pharmaceuticals (AUXL,
NASDAQ; revs ~$400M (’12); ~$1bn market cap)
and IBAH (former NASDAQ Co., net revs $130M
yr./gross revs >$450 M/yr. – acquired 1998);
GSK
• Chuck Garner
– CFO, CBO and Treasurer
Over 14 years of life sciences investment
banking experience – Deutsche Bank, Burrill &
Co., Inverness Advisors; PwC
• Randy Mack
– SVP, Development
Over 20 years of clinical development
experience –
Adolor, Auxilium, Abbott Labs
and Harris Labs
Board of Directors
Wayne B. Weisman –
Chairman
SCP VitaLife Partners
Winston J. Churchill
SCP VitaLife Partners
Gerri Henwood – CEO
William L. Ashton
Harrison Consulting Group; frmly Amgen
Abraham Ludomirski, M.D.
SCP VitaLife Partners
Alfred Altomari*
CEO, Agile Therapeutics
Michael Berelowitz*
Former SVP, Specialty Care Business Unit,
Pfizer
* Effective upon completion of IPO

Clinical Stage Pipeline
Product PC I II III Rights
Dexmedetomidine (“Dex”)
WW, exc. Europe, Turkey, CIS*
Dex - IN (intranasal)
Post-operative pain
Cancer breakthrough pain
Dex-SL (sublingual)
Transdermal
Fadolmidine (“Fado”)
WW, exc. Europe, Turkey, CIS*
Intrathecal
Post-operative pain
Topical
Neuropathic pain

* CIS currently includes Armenia, Azerbaijan, Belarus, Georgia, Kazakhstan, Kyrgyzstan, Moldova, Russia,
Tajikistan, Turkmenistan, Ukraine, and Uzebekistan.

Multiple Key Milestones Next Few Years

Event
Anticipated
Completion Timing
Post-Operative Pain Study
(6 month Phase IIb study in 150-180 pts)
2H ’14
Post-Op Pain – Intra-Abdominal Surgery
(pivotal Phase III study; 6-9 months in 200+ pts)
2H ’15
Post-Op Pain – Orthopedic Surgery
(pivotal Phase III study; 6-9 months in 200+ pts)
2H ’15
NDA filing Shortly after Ph III
NDA Approval
12 month review
period

Post-Op Pain Market Underserved

•
$5.9 billion market (1)
•
Predominantly opioid
use
•
Significant side effects /
issues associated with
opioids
•
Dearth of non-opioid
drugs in development
Inpatient procedures
Total procedures (2009) 47.9M
Addressable >25M
Ambulatory procedures
Total procedures (2006) 53.3M
Addressable >25M
Note: Addressable includes procedures expected to
utilize pain medication.
Source: National Center for Health Statistics and
management estimates.
(1) GBI Research, 2010 sales.

Limited Pain Relief Options for Patients

Pain
Severity
Class Compounds Advantages Disadvantages
Mild
Acetaminophen
Antipyretic properties;
Oral; no opioid AEs
Only effective for mild pain
NSAIDs
Ketorolac,
ibuprofen, aspirin
Mild to moderate
analgesia; oral; no
opioid AEs
Bleeding risk; GI and renal
complications
Moderate
Sodium channel
blockers
Bupivacaine,
lidocaine
Use directly at pain
site; mostly peri-
operative
Limited duration of action; some are
concerned  about local tissue impact
Severe
Alpha 2 agonists
Dexmedetomidine
(Recro Pharma)
Good pain relief;
anxiolytic properties;
no respiratory
depression, impaired GI
or addictive properties
In development – potential for first in
class to be approved for post-
operative pain
Opioids
Morphine,
hydrocodone,
oxycodone, fentanyl
Good pain relief
Respiratory depression, impaired GI
motility after even one dose;
frequent nausea and vomiting;
abuse/addiction potential
Note: Pain severity based upon market research / physician feedback

11 Dexmedetomidine (“Dex”)

Dex Has Demonstrated Analgesia & Safety
•
Alpha 2 agonist (non-opioid)
–
Injectable form (Precedex) marketed by Hospira in US as sedative
–
Multiple studies demonstrating analgesia of alpha 2 agonists
•
Intranasal formulation in clinical development for post-op pain
–
In-licensed non-IV rights from Orion
–
Worldwide rights except Europe, Turkey, and CIS
•
Multiple studies demonstrate Dex pain relief and safe profile
–
Including our completed placebo controlled trials
•
Expect strong IP position
–
Pending IP coverage could run through 2030
•
Expect to file 505(b)(2) NDA shortly after completion of Ph III

$160.0
$140.0
$120.0
$100.0
$80.0
$60.0
$40.0
$20.0
$0.0
4,500,000
4,000,000
3,500,000
3,000,000
2,500,000
2,000,000
1,500,000
1,000,000
500,000
-
2006
2007
2008
2009
2010
Sales (in $M)
"IMS units"

Recro Pharma

Precedex® – Significant Growth in ICU Use
•
Growing interest among
anesthesiologists
•
Well understood and
effective – physician
familiarity with Dex
•
US patent expired Jan ‘14
•
Dex-IN PK/metabolism
create dosing complexities

Source: IMS Health

Dex Efficacy and Safety in Multiple Studies

Beneficial effects Source
Approved sedative and safe profile
NDA filing / pivotal trials -
Abbott/Hospira, Orion
Morphine sparing NDA studies plus Literature
Analgesia by IV route
Chan, 2010; Grosu, 2010; Lin, 2009, Arain,
2010
Demonstration of pain relief (VAS)
Placebo controlled trials; L. Webster, MD
(Utah) CLBP study (Recro sponsored)
Positive PK/PD plasma levels
demonstrating analgesic potential
Clinical trials run by Recro
Relieves morphine “Max”
(‘hyperalgesia’)
University of Minnesota; M. Belgrade, MD

Significant Advantages Over Opioids

Dex Fast-acting Opioids
Non-opioid (Not controlled substance) Opioid - DEA scheduled product
No habituation effects Addictive
Does not cause respiratory depression Respiratory depression
Not associated with constipation,
nausea, or vomiting
Unwanted side-effects of constipation,
nausea and vomiting
Enhances morphine effectiveness
without morphine dose increase
Additive effect requires higher dose
More cognitively intact Frequently “Foggy”/ may be confused
Anxiolytic properties Not anxiolytic
Effective Analgesic Effective Analgesic

Dex Has Been Well Studied by Recro
Trial Form Design Outcome
REC-11-010 Dex-IN Chronic lower back
pain POC study (n=24)
Statistically significant pain relief
within 30 minutes demonstrated
in placebo controlled trial – single
use device
REC-09-003 Dex-SL Chronic lower back
pain POC study (n=21)
Statistically significant reduction
in pain intensity demonstrated in
placebo controlled trial
REC-11-008 Dex-IN Multi-dose PK study
(n=12)
Safety & tolerability of IN dosage
form

•
Evaluated proprietary formulations of Dex in 8
completed clinical trials

Dex-IN Study REC-11-010
(US placebo controlled POC trial)
•
24 chronic lower back pain (CLBP) patients
–
Chronic opioid users & non-opioid users
•
PBO controlled, cross-over to evaluate:
– Analgesia – Standard VAS for Pain Intensity and Pain Relief at multiple timepoints
– Safety – Adverse Events, Vital Signs, Sedation
•
Single doses in a 3-way cross-over
– PBO
–
Dex-IN 25 µg
–
Dex-IN 50 µg
•
Pain intensity measurements focused on 1 hour with
patients monitored for up to 24 hours

Fast Onset of and Prolonged Action
(Clinical trial REC-11-010 – Dex-IN pharmacokinetics)
Note: Administered with single unit device

0
0.05
0.1
0.15
0.2
0.25
0 0.25 0.5 0.75 1 1.25 1.5 1.75 2
Time (hr)
DEX-IN 25µg
DEX-IN 50µg

Statistically Significant Pain Relief
(Dex-IN – REC-11-010)
Scale: 0 = No Relief, 4 = Complete Relief
*
*
*
* p < 0.05
** p < 0.01

0
0.5
1
1.5
2
2.5
BL
0.25 0.5 0.75 1
Time (hours)
DEX-IN PBO
DEX-IN 25µg
DEX-IN 50µg
*

Mean Summary of Pain Intensity (SPID)

Recro Pharma

Significant Pain Relief Over Time (Dex-IN – REC-11-010 – Summary Pain Intensity Differences) * p < 0.05 20 0 1 2 3 4 5 6 7 8 0 0.25 0.5 0.75 1 Time (Hour) DEX-IN PBO DEX-IN 25µg DEX-IN 50µg *

Figure 1. SPID Scores Over the 12-Hour Study Period

Least Squares (LS) Mean of LOCF Summed Pain Intensity Difference (SPID) by Evaluation Time Point: Intent-to-treat Population

LS Mean of LOCF SPID
30
25
20
15
10
5
0
15 mcg NanoTab
10 mcg NanoTab
Placebo
Administered PRN, but not <20min apart
1
2
3
4
5
11
12
Time (Hour)
LS Mean of LOCF SPID
20
15
10
5
0
1

Recro Pharma

Dex-IN Pain Scores Comparative - 1 hr (Sublingual Sufentanil NanoTab – Major Abdominal Surgery) Singla, Reg Anesth Pain Med 2010 21

Figure 1. SPID Scores Over the 12-Hour Study Period

Least Squares (LS) Mean of LOCF Summed Pain Intensity Difference (SPID) by Evaluation Time Point: Intent-to-treat Population

15 mcg NanoTab
10 mcg NanoTab
5 mcg NanoTab
Placebo
Administered PRN, but not <20min apart
LS Mean of LOCF SPID
15
12
9
6
3
0
-3
-6
1
2
3
4
5
11
12

Recro Pharma

Similar Dex-IN Pain Scores over 1 hr (Sublingual Sufentanil NanoTab – Knee Replacement Surgery) Skowronski, Reg Anesth Pain Med 2010 22

Select Opioid Clinical Trials Side Effects

Source:  Stegmann et. al. (2008). The efficacy and tolerability of multiple-dose tapentadol immediate release for the relief of acute pain following orthopedic (bunionectomy) surgery.
Current Medical Research and Opinion
Placebo
Tapentadol IR
50mg
Tapentadol IR
100mg
Oxycodone IR
10mg
Event n = 67 n = 67 n = 68 n = 67
Nausea 17.9% 46.3% 66.2% 71.6%
Dizziness 14.9% 32.8% 64.7% 56.7%
Somnolence 7.5% 28.4% 36.8% 26.9%
Vomiting 1.5% 16.4% 35.3% 38.8%
Headache 10.4% 17.9% 22.1% 20.9%
Pruritus generalized 0.0% 7.5% 13.2% 10.4%
Hyperhidrosis 1.5% 6.0% 8.8% 10.4%
Constipation 1.5% 6.0% 7.4% 17.9%
Pruritus 3.0% 7.5% 7.4% 11.9%
Feeling Hot 4.5% 7.5% 2.9% 10.4%

Dex-IN Well Tolerated
(Clinical trial REC-11-010 - Adverse events†)
Placebo
(n=24)
DEX-IN 25 µg
(n=24)
DEX-IN 50 µg
(n=24)
Dry Mouth - 2 2
Nausea 1 3 5
Vomiting - 1 2
Feeling Abnormal - 2 3
BP Decrease - - 2
Dizziness 4 5 10
Headache 1 4 4
Paraesthesia - - 2
Sinus Headache - 2 1
Somnolence - 6 18
Nasal Congestion - - 2
Nasal Discomfort - 1 3
Hypotension - 4 7
†Reported by more than one subject

Dex-IN Repeat Dosing Well Tolerated
(Clinical trial REC-11-008)
•
7 consecutive doses of 35 mcg Dex-IN every 6 hours
•
Evaluated heart rate, blood pressure and BP upon
standing every 5 minutes for two hours after dosing
–
Transient effect after initial dosing
•
None of the above effects categorized by
investigators as AEs

Well Tolerated Profile – Repeated Dosing
(Study REC-11-008 – 35 mcg Dex-IN formulation)
Period 1
n = 12
Period 2
n = 10
Term D1 D2 D1 D2 D3 D4 D5 D6 D7 Total
7am 1pm 7am 1pm 7pm 1am 7am 1pm 7pm
Back Pain - - - - 1 - - - 1 1
Muscle Spasms - - - - - - - - - 1
Dizziness - 1 2 - - - - - - 3
Headache - - - 1 - - - - - 1
Anxiety - - 1 - - - - - - 1
Nasal Discomfort - 3 - 5 - - - - - 6
Nasal Dryness - 1 - 2 - - - - - 3
Rhinalgia - - - - 1 - - - - 1
Rinorrhea - 1 - - - - - - - 1
Number of Subjects

Dex-IN Next Steps in Post-Operative Pain

•
Initial commercial use: acute (5-7 days)
•
Planned Phase IIb bunionectomy study in 150-180 pts
–
Randomized, placebo controlled study
•
Primary endpoint – summary of pain intensity scores (SPID)
•
Rescue therapy allowed
–
6 months from first subject dosed to data available
•
GLP toxicology studies
•
Pivotal post-op pain studies – abdominal, orthopedic

Fadolmidine (“Fado”) 28

Fado Effective in Phase II for Pain Relief
•
Alpha 2 agonist
– more potent at the alpha 2c receptor than Dex
– >20 fold less potent at the alpha 1b receptor than clonidine
•
Fado has demonstrated analgesia in multiple animal models
•
Positive Phase II analgesia study in bunionectomy patients
– Intrathecal route of administration
•
Formulation work underway for topical prototype
– Potential in regional neuropathies
•
WW rights to all human uses except Europe, Turkey and CIS
•
NCE patent  w/ expected extension to 2021 / pursuing add’l IP

Corporate Overview 30

Intellectual property
•
Dex applications for methods for treating/preventing
pain through intranasal, sublingual and transdermal
formulations without sedation
•
Dex composition of oral transmucosal (SL)
formulation and dispensing devices
•
Fado IP in-licensed from Orion
– Composition of matter
– Method of administration for analgesia
– Treatment and prevention of hypotension and shock
•
Regulatory exclusivity
– 505(b)(2) – 3 years (Dex-IN, Dex-SL)
– 505(b)(1) – NCE, 5 years (Fado)

Capitalization Structure
(Based upon expected closing date of March 12, 2014)
Capitalization
Shares
Outstanding
%
Outstanding
Common Stock
(1)
2,837,171 95%
Stock Options
(2)
152,182 5%
Fully-Diluted Shares Outstanding (prior to offering)
2,989,353 100%

(1) Assumes automatic conversion of preferred stock and accrued dividends into an aggregate of 1,193,762 shares of common stock and conversion of outstanding bridge notes and accrued interest into an aggregate of 1,487,809 shares of common stock at an assumed IPO closing price of $11.00 per share (the midpoint of the price range) and assuming the conversion occurs on March 12, 2014 (expected IPO closing date).
(2) 334,800 options outstanding at an exercise price of $6.00.  Assumes treasury stock method at an assumed IPO closing price of $11.00 per share (the midpoint of the price range).
Note: 181,026 of new stock options will be issued to management at the IPO closing price upon closing of the IPO.  Excludes warrants to be issued to Aegis upon completion of IPO.  Warrants are exercisable at 150% of the IPO price.

Use of Proceeds / Dex-IN Next Steps
•
Expect to complete Phase IIb post-op pain trial
–
6 month study
•
Expect to complete both Phase III pivotal trials
–
Intra-abdominal study and orthopedic procedure study
–
6-9 month studies
•
Plan for NDA filing
•
Additional clinical safety data, preclinical tox and
CMC work
•
Working capital and general corporate purposes

Investment Highlights
•
Dex-IN – intranasal, non-opioid in Phase II for post-
operative pain, a significant market opportunity
•
Multiple clinical studies demonstrate analgesic
effect, fast onset of action and well tolerated
•
Multiple clinical and regulatory milestones over next
few years
•
Expect to file 505(b)(2) NDA shortly after completion
of Phase III
•
Experienced team with significant development,
regulatory and commercial experience